
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the balance sheet of Commercial Net Lease Realty, Inc. at March 31, 1998, and its statement of earnings for the three months then ended and is qualified in its entirety by reference to the Form 10-Q of Commercial Net Lease Realty, Inc. for the months ended March 31, 1998.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                              JAN-1-1998
<PERIOD-END>                               MAR-31-1998
<CASH>                                      10,629,000
<SECURITIES>                                         0
<RECEIVABLES>                                1,036,000
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0<F1>
<PP&E>                                     423,259,000
<DEPRECIATION>                              13,638,000
<TOTAL-ASSETS>                             552,753,000
<CURRENT-LIABILITIES>                                0<F1>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       292,000
<OTHER-SE>                                 378,133,000
<TOTAL-LIABILITY-AND-EQUITY>               552,753,000
<SALES>                                              0
<TOTAL-REVENUES>                            15,375,000
<CGS>                                                0
<TOTAL-COSTS>                                8,026,000
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           3,000,000
<INCOME-PRETAX>                              4,440,000
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          4,440,000
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 4,440,000
<EPS-PRIMARY>                                      .16
<EPS-DILUTED>                                      .15

<F1>Due to the nature of its industry, Commercial Net Lease Realty, Inc. has an unclassified balance sheet, therefore, no values are shown above for current assets and current liabilities.


